Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE EXCLUDED TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH AN ASTERISK [*].

Amendment No. 6 to

Sales Representative Agreement

This Amendment No. 6 to Sales Representative Agreement (“Amendment”) is entered into by and between Ambarella International LP, an Ontario, Canada limited partnership having a place of business at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“COMPANY”), and WT Microelectronics Co., Ltd., with a place of business at 14F, No. 738, Chung Cheng Road, Chung Ho City, Taipei Hsien, Taiwan, R.O.C. (“Representative”).

WHEREAS, Ambarella, Inc. (an affiliate of Ambarella International LP) and Representative entered into a Sales Representative Agreement, effective January 31, 2011, as amended by Amendment No. 1 to Sales Representative Agreement, effective February 1, 2012, Amendment No. 2 to Sales Representative Agreement, effective October 1, 2012, Amendment No. 3 to Sales Representative Agreement, effective February 1, 2013, Amendment to Extend Term of Sales Representative Agreement, effective August 1, 2015, and Amendment to Sales Representative Agreement, effective June 1, 2019 (collectively, the “Agreement”),

WHEREAS, Ambarella, Inc. assigned the Agreement to Ambarella International LP, effective December 7, 2020, and the parties now wish to amend the Agreement;

NOW, THEREFORE, in consideration of the terms and conditions set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Agreement is hereby amended as follows:

1.	Unless otherwise defined herein, all capitalized terms set forth herein shall have the same meanings attributed to such terms in the Agreement.
2.

This Amendment shall become effective on May 01, 2021 (“Amendment Effective Date”) and expire or terminate upon the expiration or termination of the Agreement.  The provisions of this Amendment shall survive expiration or termination to the extent set forth in the Agreement.

3.	Section 7 (Payment) of the Agreement is deleted in its entirety and replaced with the following:

7.Payment

Except as provided herein, payment terms for all Products shall be within [*] days after the end of the calendar month of the invoice date hereunder issued by COMPANY, unless otherwise agreed between the parties.  All payments shall be made in United States dollars in immediately available funds.

4.	Exhibit C (Commission) to the Agreement is deleted in its entirety and replaced with Exhibit C to this Amendment.
5.

Except as otherwise provided in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.  To the extent this Amendment conflicts with the Agreement, the terms and conditions of this Amendment shall control.

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Signature page to follow)

In Witness Whereof, the parties have caused their duly authorized representatives to execute this Amendment No. 6 to Sales Representative Agreement as of the Amendment Effective Date.

Ambarella International LP (represented by Ambarella, Inc., acting in its capacity as General Partner of Ambarella International LP)	WT Microelectronics Co., Ltd.
By: /s/ Yun-Lung Chen	By: /s/ Eric Cheng
Name: Yun-Lung Chen	Name: Eric Cheng
Title: VP	Title: Chairman & CEO
Date: April 29, 2021	Date: April 20, 2021

Exhibit C to

AMENDMENT NO. 6 TO

SALES REPRESENTATIVE AGREEMENT

Commission

A.

Company shall pay to Representative an earned sales commission on sales of Products according to the rates set forth in: (1) a table to be mutually agreed upon between the parties in writing (“Commission Table”), or (2) in the specific SA (sales agreement) issued by Company, as agreed to by Representative. As new customer accounts are obtained, the parties will meet in good faith to assign a commission rate to such new account based upon the Guiding Principles described below. The commission rate for existing customer accounts may be changed from time to time by mutual agreement of the parties based upon changes in the manner in which the customer is supported or other factors. Company shall pay to Representative the commission via bank wire transfer on a monthly basis pursuant to Section 6 of the Agreement.

B.

Guiding Principles: In general, unless otherwise agreed by the parties Company shall pay Representative a commission at the rate of (i) [*] percent ([*]%) for sales of products related to a design win generated by Representative, and (ii) [*] percent ([*]%) for sales of products related to a design win generated by the Company or one of the Company's other sales representatives or agents.  The commission rate for sales made to an ODM or contract manufacturer will generally be the same as for the commission rate of the OEM with whom the design win was procured.

C.	Process for New Accounts: The parties will update the Commission Table from time to time as appropriate to add or delete customer accounts falling within Representative's Territory.